FOR IMMEDIATE RELEASE May 15, 2026	Exhibit 99.1

For more information

Ashleigh Flower Wilshire, SVP, Head of Investor Relations

504.299.5076 or ashleigh.wilshire@hancockwhitney.com

Hancock Whitney to Acquire One Florida Bank

GULFPORT, Miss. (May 15, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) (“Hancock Whitney”), parent company of Hancock Whitney Bank, and OFB Bancshares, Inc., parent company of One Florida Bank, announced today that they have entered into a definitive agreement whereby Hancock Whitney will acquire OFB Bancshares, Inc., in an all-cash transaction.

“This transaction represents a significant step in our long-term growth strategy, expanding our footprint into one of the most dynamic and high-growth markets in the country,” said John M. Hairston, President and CEO of Hancock Whitney. “Orlando offers attractive demographics, strong economic fundamentals, and meaningful opportunities to deepen client relationships. By combining our scale, capital strength, and product capabilities with the local expertise of this talented team, we believe we are well-positioned to deliver enhanced value to our clients, associates, and shareholders alike.”

One Florida Bank operates five financial centers in the greater Orlando, Florida, area and one in the Florida Panhandle. As of March 31, 2026, OFB Bancshares, Inc., on a consolidated basis, reported total assets of $2.1 billion, total loans of $1.7 billion, and total deposits of $1.9 billion. This acquisition will enhance Hancock Whitney Bank’s existing financial center footprint by establishing meaningful market presence in the Orlando area.

Rick Pullum, President and CEO of One Florida Bank, commented, “We are proud of the franchise we’ve built in the Orlando market, grounded in strong client relationships and community engagement. Partnering with Hancock Whitney allows us to accelerate that momentum while gaining access to broader resources, expanded capabilities, and a larger platform for growth.”

The transaction is expected to close in the third quarter of 2026 and is expected to be immediately accretive to GAAP EPS excluding one-time costs and meets or exceeds Hancock Whitney’s minimum thresholds for Internal Rate of Return and Return on Invested Capital.

Hancock Whitney to Acquire One Florida Bank

May 15, 2026

The transaction is subject to the satisfaction of certain customary closing conditions including receipt of regulatory and OFB Bancshares, Inc., shareholder approval. Raymond James & Associates, Inc., is serving as financial advisor to Hancock Whitney and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Piper Sandler & Co. is serving as financial advisor to OFB Bancshares, Inc., and Smith Mackinnon, PA, is serving as legal advisor.

There is no conference call scheduled. A slide presentation related to the proposed transaction is included in Hancock Whitney’s 8-K filing and is also posted under the “Events & Presentations” section of the Investor Relations website at investors.hancockwhitney.com.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

About One Florida Bank

One Florida Bank was founded on a simple promise: local decision making and relationship-driven banking. From the beginning, the company has focused on building trusted partnerships grounded in deep community knowledge, responsiveness, and long-term thinking. One Florida Bank provides personalized service that delivers value, convenience, and genuine care through experienced bankers and modern technology platforms. One Florida Bank serves clients through six banking offices in Orlando, Winter Park, Longwood, Oviedo, Apopka, and Chipley, Florida, by offering a full suite of financial products including commercial, residential mortgage, and installment loans and checking, treasury management, savings, and term deposit accounts. More information is available at www.onefloridabank.com.

Hancock Whitney to Acquire One Florida Bank

May 15, 2026

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the proposed acquisition, including future financial and operating results, may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of business contracts to be acquired, the ability to retain customers and employees following closing, receipt of certain third party or regulatory approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that we file with the SEC.

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